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                                                                Exhibit 4.1

                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT
                                ----------------


                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of March __, 1996, by and among ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation ("Borrower"), the banks and lending institutions identified on SCHEDULE 1, attached hereto and made a part hereof by this reference (the "Banks"), and NATIONAL CITY BANK, a national banking association, in its capacity as agent for the Banks under the Credit Agreement defined in the recitals below (in such capacity, the "Agent").

                                 R E C I T A L S
                                 ---------------

                  A. Pursuant to that certain Credit Agreement, dated as of March 30, 1994, by and among Borrower, the Banks identified on Schedule 1.1 thereto and the Agent, such Banks agreed to advance certain Loans to Borrower, on the terms and subject to the conditions set forth therein, and Borrower agreed to repay such Loans, with interest thereon, as provided therein.

                  B. The aforementioned credit agreement has been amended by (1) a First Amendment to Credit Agreement, dated as of May 17, 1994, by and among Borrower, such Banks and the Agent; (2) a Second Amendment to Credit Agreement dated as of February

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24, 1995, among the Borrower, the Banks and the Agent, and (3) a Third Amendment
to Credit Agreement, dated as of September 26, 1995, among the Borrower, the Banks and the Agent, pursuant to which the credit agreement was amended and restated in its entirety (as amended, and amended and restated as aforesaid, such credit agreement is referred to as the "Credit Agreement").

                  C. Borrower, the Banks and the Agent have agreed further to amend the Credit Agreement in order to reflect an addition to the permitted uses of Loan proceeds and an amendment to the definitions of Applicable Margin and Commitment Fee all upon and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           1.  DEFINED TERMS.  Capitalized terms which are
used in this Amendment without being defined herein shall have the meanings ascribed to them in the Credit Agreement.

                           2.  SPECIFIC AMENDMENTS.  The parties hereby amend
the Credit Agreement as follows:

         (i) The following shall be added as subparagraph 2.8(a)(v) as an additional permitted use of Loan proceeds:

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                  "(v) for the construction of conventional multi-family
         apartment projects which are Assets Under Development; provided, however, that the aggregate amount of all Loans outstanding at any time for such purpose shall not exceed Thirty-Five Million Dollars ($35,000,000)."

         (ii) the definition of Applicable Margin shall be amended to delete therefrom the table of margins in its entirety and replace such table with the following table:

================================================================================
                      DEBT RATING
                ---------------------------       Libor          Prime
     Level        S&P         Moody's           Rate Margin    Rate Margin
- - --------------------------------------------------------------------------------
       1        A- to A+      A3 to A1             112.5           -0-
- - --------------------------------------------------------------------------------
       2        BBB+          Baa1                  125            -0-
- - --------------------------------------------------------------------------------
       3        BBB           Baa2                  140            -0-
- - --------------------------------------------------------------------------------
       4        BBB-          Baa3                  150            -0-
- - --------------------------------------------------------------------------------
       5        <BBB-         <Baa3                 200            25
================================================================================

    (iii) the definition of Commitment Fee shall be deleted in its entirety and replaced by the following:

         COMMITMENT FEE. The Borrower agrees to pay to the Agent (for the account of each of the Banks, in accordance with their respective Pro Rata Shares) a commitment fee (the "Commitment Fee") calculated at the rate of 0.375% per annum on the daily unborrowed portion of the Maximum Commitment (which is equal to the daily average of the difference between the then outstanding Maximum Commitment and the then outstanding Loans and Letters of Credit during any calculation period) during the term hereof up to and including the Termination Date, payable quarterly in

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arrears on the last day of each calendar quarter and on the Termination Date;
provided, however, that the Commitment Fee shall be calculated at the reduced rate of 0.25% per annum on the daily unborrowed portion of the Maximum Commitment for any day on which the principal balance of all outstanding and unpaid Loans and Letters of Credit issued hereunder exceed fifty percent (50%) of the Maximum Commitment. Notwithstanding the foregoing, any portion of the Commitment Fee which is accrued but unpaid shall be payable on the effective date of any termination of the obligations of the Banks to make Loans hereunder.

                  3. RATIFICATION. Except as specifically modified and amended as contemplated by this Amendment, the Credit Agreement is unchanged, and remains in full force and effect. Borrower, the Banks and the Agent each hereby ratifies and affirms the Credit Agreement and every term and condition thereof, as the same are amended and restated as contemplated hereby.

                  4. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  5. EFFECTIVE DATE. The amendments contemplated by this Amendment shall be effective as of the execution of this instrument by each of Borrower, the Banks and the Agent.

                  6. COUNTERPARTS. This Amendment may be executed in multiple counterparts, and signature pages from any counterpart may be appended to any other counterpart. All such counterparts shall constitute a single, unified instrument.


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                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by or on behalf of each of the parties as of the date first set forth above.

                                             BORROWER:

                                             ASSOCIATED ESTATES REALTY

                                             CORPORATION

                                             By: _______________________
                                                 Jeffrey I. Friedman,
                                                 President

                                             AGENT:

                                             NATIONAL CITY BANK

                                             By: _______________________
                                                 Gary L. Wimer
                                                 Vice President

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                                             THE BANKS:

                                             NATIONAL CITY BANK

                                             By: ________________________
                                                 Gary L. Wimer
                                                 Vice President

                                             BANK ONE, CLEVELAND, N.A.

                                             By: ________________________
                                                 Name:
                                                 Title:

                                             MANUFACTURERS AND TRADERS
                                             TRUST COMPANY

                                             By: _________________________
                                                 Name:
                                                 Title:

                                             COMERICA BANK

                                             By: _________________________
                                                 Name:
                                                 Title:

                                             HARRIS TRUST & SAVINGS BANK

                                             By: _________________________
                                                 Name:

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                                                 Title:

                                             NBD BANK

                                             By: _________________________
                                                 Name:
                                                 Title:

                                             HUNTINGTON BANK-CLEVELAND,

                                                 N.A.

                                             By: _________________________
                                                 Name:
                                                 Title:

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                         Schedule 1 To Fourth Amendment
                         ------------------------------

The Banks
- - ---------

National City Bank

Bank One, Cleveland, N.A.

Manufacturers and Traders
Trust Company

Comerica Bank

Harris Trust & Savings Bank

NBD Bank

Huntington Bank-Cleveland,

N.A.